UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2009

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

5.02 (b) & (e)	Resignation of James R. Tobin as President and Chief Executive Officer

On June 22, 2009, our Board of Directors accepted the resignation of James R. Tobin as our President, Chief Executive Officer and member of our Executive Committee effective as of July 13, 2009, at which time Mr. Tobin will become Senior Advisor through November 30, 2009 (the “Separation Date”).  Mr. Tobin will continue to be paid at his current annual base salary of $994,000 until November 30, 2009 and will be eligible to receive a 2009 prorated bonus of up to 120% of his current annual base salary under our 2009 Performance Incentive Plan (the “PIP Payment”), which has previously been filed.

Mr. Tobin will receive benefits for which he is eligible under the Executive Retirement Plan (2.5 months salary for each of his ten years of service), which has previously been filed.  In recognition of Mr. Tobin’s contributions to Boston Scientific, the Board of Directors also approved a Career Service Award for Mr. Tobin in an amount equal to 250% of his current base salary less the PIP Payment.

The Executive Compensation and Human Resource Committee of our Board of Directors has exercised its authority under our 2000 Long Term Incentive Plan  to accelerate the vesting of 125,000 deferred stock units awarded to Mr. Tobin on February 28, 2006 and under our 2003 Long Term Incentive Plan to accelerate the vesting of the 2,000,000 non-qualified stock options awarded to Mr. Tobin on February 26, 2009.

During his tenure as Senior Advisor, the Company will reimburse Mr. Tobin for up to $40,000, for legal and financial advisor fees incurred in connection with his retirement.  Subject to availability, he will have continued use of the corporate aircraft through his Separation Date.

The Transition and Retirement Agreement contains customary confidentiality, nonsolicitation, noncompetition, nondisparagement and release provisions.

A form of Mr. Tobin’s Transition and Retirement Agreement is filed with this report as Exhibit 10.1.

5.02 (c) & (e)	Appointment of J. Raymond Elliott as President and Chief Executive Officer

On June 22, 2009, our Board of Directors appointed J. Raymond Elliott, age 59, as our President, Chief Executive Officer and member of our Executive Committee effective as of July 13, 2009.  Mr. Elliott commenced employment with Boston Scientific on June 23, 2009 as a Senior Advisor at an annualized salary of $600,000 per year.  He will remain a Senior Advisor through July 13, 2009.

Mr. Elliott previously led the orthopedics company Zimmer Holdings Inc. for ten years, joining the company as President in 1997 and rising to become Chairman, President and Chief Executive Officer, retiring from all posts in November 2007.  He was a member of the Boston Scientific Board of Directors from 2007 until earlier this year.  He holds a bachelor’s degree from the University of Western Ontario, Canada.

Under the terms of his offer letter, Mr. Elliott will receive in connection with his employment as President and Chief Executive Officer of Boston Scientific:
  A sign-on bonus of $1.5 million payable within ten days of his becoming President and Chief Executive Officer;
  An annual base salary of $1.2 million commencing on July 13, 2009;
  An opportunity to participate in our Performance Incentive Plan.  Mr. Elliott’s target incentive is 120 percent of his base salary and for 2009 he is eligible to receive a prorated bonus amount for 2009 to be paid entirely in deferred stock units which will be fully vested upon issuance and payable on the fourth anniversary of issuance.  In subsequent years, Mr. Elliott will be given the opportunity, in compliance with applicable regulations, to elect the portion of the bonus that will be paid in cash and the portion that will be paid in deferred stock units;
  Non-qualified stock options to purchase 3,400,000 shares of Boston Scientific common stock to be granted under our 2000 and 2003 Long Term Incentive Plans, with an exercise price equal to the fair market value on Mr. Elliott’s first date of employment, June 23, 2009 (the “Commencement Date”) and which will vest in four equal annual installments beginning on the first anniversary of the Commencement Date;
  An award of 1,000,000 deferred stock units, one third of which will vest on the first anniversary of the Commencement Date, and thereafter the remainder of the award will vest at a rate of 1/36th of the deferred stock units per month until all of the deferred stock units have vested;
  An award of 1,250,000 performance-based deferred stock units which will vest and settle upon the attainment of predetermined stock prices (the “Performance Shares”).   The Performance Shares will be earned and settled in shares of our common stock in 250,000 increments on each of the dates (occurring prior to December 31, 2012) on which, while Mr. Elliott remains employed by Boston Scientific, Boston Scientific common stock’s average closing price for any ten consecutive trading days equals or exceeds $20.00, $22.50, $25.00, $27.50 and $30.00.  Any Performance Shares that have not been earned by December 31, 2012 shall be forfeited;

  A non-qualified stock option to acquire 600,000 shares of Boston Scientific common stock to be granted in 2010 on the date that long-term incentive awards are made to senior executives of Boston Scientific generally, with an exercise price equal to the fair market value on the date of grant and which will vest in four equal annual installments beginning on the first anniversary of the date of grant;
  Relocation benefits comparable to those offered to executive officers under our Domestic Relocation Program;
  Boston Scientific will purchase Mr. Elliott’s primary residence in Indiana no earlier than September 15, 2009 at original cost plus the cost of documented improvements, not to exceed $1.5 million; and under certain conditions, Boston Scientific will repurchase Mr. Elliott’s new primary residence in Massachusetts at original cost plus the cost of documented improvements; and
  Personal use of corporate aircraft in accordance with our current practices with respect to the Chief Executive Officer.  All personal use of aircraft will result in imputed income based on U.S. Department of Transportation SIFL rates as required by law, and Mr. Elliott will not be reimbursed for any taxes resulting from such imputed income.
At this time, Mr. Elliott will not be eligible to participate in our Executive Allowance Plan, which has been previously filed.  Along with our other executive officers, he will be provided with an Indemnification Agreement, which has been previously filed.  Mr. Elliott will also be provided a Retention Agreement in the form previously filed, however, he will not be entitled to excise tax gross-up. Mr. Elliott will also, as a member of our Executive Committee, be eligible for benefits under the Executive Retirement Plan, which has been previously filed, once he has satisfied the five-year service requirement; however, if Mr. Elliott is terminated other than for cause following the third anniversary but prior to the fifth anniversary of the Commencement Date, he will be entitled to receive a lump sum benefit equivalent to that available to an eligible participant in the Executive Retirement Plan, calculated using his actual years of service (rather than the five years’ minimum service required under such plan), and otherwise subject to the  same terms and conditions as would apply under the plan.

A form of Mr. Elliott’s offer letter is filed with this report as Exhibit 10.2.

We are presently assessing the accounting implications of the two agreements, which we expect to include in our second quarter 2009 financial results.

5.02 (b) & (d)	Membership on our Board of Directors

On June 22, 2009, our Board of Directors accepted the resignation of James R. Tobin as a member of our Board of Directors, effective July 13, 2009, and elected

J. Raymond Elliott to serve on the Board of Directors, effective July 13, 2009.  Mr. Elliott’s term will expire at our 2010 Annual Meeting of Stockholders where he will stand for re-election by our stockholders.  Mr. Elliott has not been appointed to any Board committee.  There are no arrangements or understandings between Mr. Elliott and any other persons pursuant to which Mr. Elliott was elected a director of Boston Scientific.  Mr. Elliott is not eligible to receive our standard director compensation because he is an employee of Boston Scientific.

A copy of our press release issued today is filed with this report as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Form of Transition and Retirement Agreement for James R. Tobin

10.2	Form of Offer Letter for J. Raymond Elliott

99.1	Press Release issued by Boston Scientific Corporation dated June 25, 2009

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: June 25, 2009	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Transition and Retirement Agreement for James R. Tobin

10.2	Form of Offer Letter for J. Raymond Elliott

99.1	Press Release issued by Boston Scientific Corporation dated June 25, 2009